UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
_____________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 21, 2013

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CC MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-53354	26-0241222
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 East Basse Road
San Antonio, Texas 78209
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On February 21, 2013, Clear Channel Communications, Inc. (the “Company”), an indirect wholly owned subsidiary of CC Media Holdings, Inc.,  issued a press release made pursuant to Rule 135c promulgated under the Securities Act of 1933, as amended (the “Securities Act”), announcing that it intends, subject to market and customary conditions, to offer $500 million in aggregate principal amount of priority guarantee notes due 2021 (the “Notes”) in a private offering to be offered and sold only to qualified institutional buyers in an unregistered offering pursuant to Rule 144A under the Securities Act, and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

The Company intends to use the gross proceeds from this offering, together with borrowings under its receivables based credit facility and cash on hand, to prepay all $846.9 million of the loans outstanding under its term loan A facility and to pay related fees and expenses.

The Notes will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

A copy of the press release announcing the private offering of the Notes is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits

99.1
Press Release issued by Clear Channel Communications, Inc. on February 21, 2013 (Incorporated by reference to Exhibit 99.1 to Clear Channel Communications, Inc.’s Current Report on Form 8-K filed on February 21, 2013)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CC MEDIA HOLDINGS, INC.

Date: February 21, 2013	By:	/s/ Scott D. Hamilton
Scott D. Hamilton
Senior Vice President, Chief Accounting Officer and
Assistant Secretary

Exhibit Index

Exhibit No.	Description
99.1
Press Release issued by Clear Channel Communications, Inc. on February 21, 2013 (Incorporated by reference to Exhibit 99.1 to Clear Channel Communications, Inc.’s Current Report on Form 8-K filed on February 21, 2013)